UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  February 20, 2007

ANR PIPELINE COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	1-7320	38-1281775
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

    On February 20, 2007, the First Supplemental Indenture dated as of January 29, 2007 (the “Supplemental Indenture”) to the Indenture dated as of March 5, 2003, by and between ANR Pipeline Company (“ANR”) and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”), became operative in accordance with the express provisions of the Supplemental Indenture. The Supplemental Indenture provides for the adoption of certain amendments to the Indenture, which governs ANR’s outstanding 8⅞% notes due 2010 (the “Notes”). The amendments were proposed in connection with ANR’s offer to purchase all properly tendered and accepted Notes as set forth in ANR’s Offer to Purchase and Consent Solicitation Statement dated January 12, 2007.

    A copy of the Supplemental Indenture is included as Exhibit 10.A to this Current Report on Form 8-K and is incorporated by reference herein in its entirety. The amendments set forth in the Supplemental Indenture eliminate some of the covenants in the Indenture, eliminate some restrictions on ANR’s ability to consolidate, merge or sell all or substantially all of its assets and eliminate some events of default under the Indenture.

Item 7.01.  Regulation FD Disclosure.

    On February 20, 2007, we issued a press release that incorrectly stated that El Paso has closed the sale of ANR Pipeline, its related storage assets and its interest in Great Lakes Gas Transmission to TC Pipelines, LP and TransCanada.  The sale has not closed, however, the sale is imminent.

Item 9.01. Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit Number	Description

10.A	First Supplemental Indenture dated as of January 29, 2007, by and between ANR Pipeline Company and The Bank of New York Trust Company, N.A., as trustee, to indenture dated as of March 5, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANR PIPELINE COMPANY
By:	/s/ John R. Sult
John R. Sult
Senior Vice President, Chief Financial Officer and Controller (Principal Accounting and Financial Officer)

Dated:  February 20, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.A	First Supplemental Indenture dated as of January 29, 2007, by and between ANR Pipeline Company and The Bank of New York Trust Company, N.A., as trustee, to indenture dated as of March 5, 2003.